Exhibit 10.55

FIRST AMENDMENT TO WARRANT

THIS FIRST AMENDMENT TO WARRANT (this “Amendment”) is made and entered into as of October 25, 2004, by and between CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED, a Maryland corporation (the “Holder”) having an address at c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020, and PW EAGLE, INC., a Minnesota corporation (“Company”), having an address at 1550 Valley River Drive Eugene, OR 97401.

W I T N E S S E T H:

WHEREAS, Holder and Company entered into that certain Warrant dated as of February 28, 2002 (the “Warrant”), pursuant to which Company issued to Holder warrants for the purchase of 120,000 shares of common stock of the Company;

WHEREAS, Holder and Company desire to amend the Warrant to modify certain provisions;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Holder and Company covenant and agree as follows:

1. All undefined capitalized terms used herein shall have the same meanings as set forth in the Warrant.

2. Article I of the Warrant is hereby amended by insertion of the following definitions to read in their entireties as follows:

“2004 Warrants” means the warrants issued under that certain Warrant Agreement dated on or about the date hereof between the Company and the holders of a senior subordinated note in the original principal amount of $16,000,000 and a junior subordinated note in the original principal amount of $8,000,000 executed by the Company in favor of the purchasers thereof dated on or about the date hereof.”

3. The definition of “Subsidiary” in Article I of the Warrant is amended in its entirety to read as follows:

““Subsidiary” means any corporation or association (a) more than 50% (by number of votes) of the Voting Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any other business entity in which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries owns more than a 50% interest either in the profits or capital of such business entity or (b) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with generally accepted accounting principles. Notwithstanding the foregoing, USPoly Company, f/k/a PW Poly Corp., shall not be deemed to be a Subsidiary of the Company.

4. As a result of the issuance of the 2004 Warrants, under Sections 4.1 and 4.2(b) and (c) of the Warrant Agreement, the Warrant shall be exercisable for 125,818 shares of Common Stock and the Exercise Price shall be $0.00954 per share of Common Stock (in each case subject to adjustment, other than as a result of such issuance, as provided in the Warrant).

5. Section 4.1(o) of the Warrant is hereby amended by striking the word “and” following the phrase “Class B Common Stock” within subsection (v) and by the addition of the following text immediately after the reference to “approved by the Company’s shareholders” within subsection (vi):

“and; (vii) the issuance of shares of Common Stock upon the exercise of the 2004 Warrants.”

6. The last full paragraph of Section 5.2 of the Warrant is amended in its entirety to read as follows:

“If the managing underwriter, who shall be selected by the Person originally requesting such registration to manage the distribution of the Warrant Shares being registered, advises the prospective sellers in writing that the aggregate number of Warrant Shares and shares of Common Stock proposed to be sold in the proposed distribution by the Company and other security holders should be less than the number of such shares requested to be registered by all prospective sellers, then the shares proposed or requested to be included in such registration shall be included in the following order: (a) first, all of the shares proposed to be sold by the Person originally requesting such registration pursuant to this Section 5.2; (b) second, any securities being registered by the Company; (c) third, any shares proposed to be sold by any security holders exercising incidental registration rights, pro rata based upon the ratio that the number of shares of Common Stock proposed to be sold by each such prospective seller bears to the aggregate number of shares of Common Stock proposed to be sold by all such prospective sellers; and (d) fourth, any other shares requested to be included in such registration other than pursuant to the exercise of demand or incidental registration rights. If such underwriter determines that the number of Shares of Common Stock (including all Warrant Shares) proposed to be sold is insufficient to proceed with such registration or qualification, the Company shall immediately recapitalize its Common Stock to enable such registration and qualification to be completed as such underwriter advises.

7. The second full paragraph of Section 5.3 of the Warrant is amended in its entirety to read as follows:

“If the managing underwriter, who shall be selected by the Company, if such distribution is a primary offering, or by the security holders, if such security holders are exercising demand registration rights, to manage the distribution of the shares of Common Stock being registered, advises the Company in writing that, in its opinion, the inclusion of the Piggy-Back Shares with the securities being registered by the Company and/or other prospective sellers would materially adversely affect the distribution of all such securities, then the shares proposed or requested to be included in such registration shall be included in the following order: (a) first, all of the shares proposed to be sold by the Company, if the registration was initiated by the Company, or by the security holders exercising demand registration rights, as the case may be; (b) second, the securities being registered by the Company, if the registration was not initiated by the Company; (c) third, any shares proposed to be sold by any security holders exercising incidental registration rights (including without limitation any Piggy-Back Shares), pro rata based upon the ratio that the number of shares of Common Stock proposed to be sold by each such prospective seller bears to the aggregate number of shares of Common Stock proposed to be sold by all such prospective sellers; and (d) fourth, any other shares requested to be included in such registration other than pursuant to the exercise of demand or incidental registration rights. In the event that some or all of the Piggy-Back Shares proposed to be sold by prospective sellers are not included in such distribution, the Company shall use its best efforts to effect and maintain any such registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction as may be necessary to permit such prospective seller to make its proposed offering and sale following the end of a period not to exceed 90 days after the effective date of such registration and shall pay all expenses related thereto in accordance with Section 5.4.

8. The Company represents and warrants that the information set forth in Exhibit 1 to this Amendment, setting forth the detail for the calculation of the amounts set forth in Section 4 hereof, is true and correct. Exhibit 1, together with this Amendment, shall constitute the certificate described in Section 4.4(a) of the Warrant.

9. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, including by facsimile, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

10. This Amendment and the Warrant together contain the entire understanding between the parties hereto and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party or parties making such representations, warranties or guarantees. Neither this Amendment nor the Warrant nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

HOLDER:

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

		By:	/s/ Tom Lewis
		Name:	Tom Lewis
		Title:	Senior Vice President

COMPANY:

PW EAGLE, INC., a Minnesota corporation

By:	/s/ Jerry Dukes	By:	/s/ Dobson West
Name:	Jerry Dukes	Name:	Dobson West
Title:	President	Title:	Secretary

EXHIBIT 1

PW Eagle, Inc.

Anti-Dilution Calculations

	Before Adjustment Data
A	Exercise Price	0.01
B	Outstanding Shares	7,539,591
H	Warrant Shares Issuable	120,000
C	Market Price Date of Issuance	3.43
D	New Warrants Issued	366,651
E	Exercise Price of New Warrants	0.01
F	Consideration Received on Exercise	3,667
G	After Issuance Outstanding Shares	7,906,242
J	Adjusted Exercise Price	0.00954

Exercise Price Adjustment:

A*	((B*C)+F)/B	=	0.00954
	C

Number of Shares Adjustment:

H*	A	=	125,818
	J

Additional Shares Issuable			5,818

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